UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2021 (March 10, 2021)

GALILEO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39092	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1049 Park Ave. 14A
New York, NY 10028
 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 517-1041

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Ordinary Share and one Redeemable Warrant	GLEO.U	The New York Stock Exchange

Ordinary Shares, par value $0.0001 per share	GLEO	The New York Stock Exchange

Warrants, each warrant exercisable for one Ordinary Share for $11.50 per share	GLEO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2021, the board of directors (the “Board”) of Galileo Acquisition Corp. (the “Company”) appointed Galeazzo Pecori Giraldi as a director of the Company. The Board determined that Mr. Giraldi qualified as an independent director under rules of the New York Stock Exchange. Mr. Giraldi was also appointed to serve as a member of the audit committee of the Board.

Mr. Pecori Giraldi, 66, has served as the Company’s advisor since October 17, 2019. Since January 2020, he has been serving as a Senior Advisor of McKinsey & Company, Zurich. He is Chairman of the Board of Hedge Invest SGR, an Italian independent asset management company specialized in the creation and management of alternative investments with over €1 billion AUM. Previously, from October 2011 to June 2018, he was the Global Head of Private Investment Banking at Société Générale, based in Paris, responsible for relationships with major holding companies and family offices for Europe and the Middle East. From May 2010 to June 2018, he was the Deputy Chairman of the Investment Banking Committee and a member of the CORI Executive Committee and of the European Strategic Committee at Société Générale. He was also Deputy Chairman of the Investment Banking Committee and Member of the European Strategic Committee. Prior to this, Mr. Pecori Giraldi spent 24 years at Morgan Stanley as Vice Chairman Europe, Chairman and Chief Executive Officer of Italy & Switzerland, Member of the Global Investment Committee of MSREF (real estate funds). He also spent seven years at Citibank in London at the start of his banking experience. He has served on the Advisory Board of Bridgepoint Capital since January 2008 and served as an independent Deputy Chairman at Clessidra SGR (Italian mid-cap private equity) until June 2019. He also serves as member of the board of non-profit organizations FAI (National Trust) and Accenture Foundation. Mr. Pecori Giraldi graduated with a degree in international law from Padua University and attended graduate courses in Business Economics at Cambridge and Harvard Universities. We believe he is well qualified to serve on our Board because of his extensive capital markets experience.

There are no family relationships between Mr. Pecori Giraldi and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Pecori Giraldi that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALILEO ACQUISTION CORP.

	By:	/s/ Luca Giacometti
Name: Luca Giacometti
Title: Chief Executive Officer

Dated: March 12, 2021